Exhibit 99.1

Safety, Income & Growth Inc.

The Ground Lease Company

Press Release
Safety, Income and Growth Reports Fourth Quarter and Fiscal Year 2017 Results

NEW YORK, February 15, 2017

Safety, Income & Growth Inc. (NYSE: SAFE) today reported results for the fourth quarter and fiscal year ended December 31, 2017.
SAFE published a presentation detailing these results, which can be found on its website, www.safetyincomegrowth.com, in the “Investor Relations” section.
The Company will host an earnings conference call reviewing this presentation and its results beginning at 5:00 p.m. ET today. This conference call can be accessed by all interested parties on the website (listen only) or by dialing toll-free (866) 393-4306 (U.S. domestic) or (734) 385-2616 (international) using conference ID: 2296716.
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the website or by dialing (855) 859-2056 (U.S. domestic) or (800) 585-8367 (international) using the conference ID: 2296716.
Safety, Income & Growth Inc. (NYSE: SAFE) is the first publicly traded company that focuses on acquiring, owning, managing and capitalizing ground leases. The Company seeks to provide safe, growing income and capital appreciation to shareholders by building a diversified portfolio of high quality ground leases. The Company, which is taxed as a real estate investment trust (REIT), is managed by its largest shareholder, iStar Inc. Additional information on SAFE is available on its website at www.safetyincomegrowth.com.
Company Contact:
Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas
New York, NY 10036
T 212.930.9400
investors@safetyincomegrowth.com